FIRST AMENDED AND RESTATED

INVENTORY FINANCING

AND SECURITY AGREEMENT

THIS FIRST AMENDED AND RESTATED INVENTORY FINANCING AND SECURITY AGREEMENT (the “Agreement”) is made effective as of May 29, 2015, by and between The Rushcap Group, Inc., a corporation with a mailing address of 160 Summit Avenue, Montvale, New Jersey 07645 (the “Secured Party”) and ENVIRONMART INDUSTRIES, INC. (“DEBTOR”), a New Hampshire corporation and wholly owned subsidiary of Environmental Science and Technologies, Inc. (“EST”), with a mailing address of 4 Wilder Drive #7, Plaistow, New Hampshire 03865 (the “Debtor”).  This first amended and restated Inventory Financing and Security Agreement amends and restates in its entirety that certain Inventory Financing and Security Agreement dated September 26, 2014 between Secured party and EST (which agreement was subsequently assigned by EST to Debtor (and assumed by Debtor), a wholly owned subsidiary of EST.

W I T N E S S E T H:

WHEREAS, the Debtor is in need of financing to fund the purchase of inventory for resale to its customers, and the Secured Party is willing to provide such financing to the Debtor upon the terms and conditions set forth in this Agreement and in that certain Amended and restated Revolving Line of Credit Note, dated as of even date herewith, made by the Debtor in favor of the Secured Party in the principal amount of Seven Hundred Fifty Thousand Dollars ($750,000) (the “Note”); and

WHEREAS, the Secured Party’s acceptance of the Note is subject to the condition, among others, that the Debtor shall execute and deliver this Agreement and grant the security interests hereinafter described.

NOW, THEREFORE, in consideration of the willingness of the Secured Party to accept the Note and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.

Extensions of Credit. Subject to the terms of this Agreement, Secured Party may extend credit to or on behalf of the Debtor from time to time to enable Debtor to purchase goods from its vendors in order to fulfill customer purchase orders approved by Secured Party. Secured Party’s decision to advance funds is discretionary on Secured Party’s part. Without limiting the discretionary nature of this credit facility, Secured Party may, without notice to Debtor, elect not to finance any products sold to particular Customers, or with respect to which Secured Party feels insecure. This Agreement concerns the extension of credit, and not the provision of goods or services. Any amounts advanced by the Secured Party to the Debtor hereunder shall be deemed to have been advanced pursuant to the Note and the repayments of such amounts shall be made in accordance with this Agreement and the Note.

2.

Terms of Credit.  Any request for credit hereunder shall be made in writing by the Debtor and shall include the following information: the amount of funds being requested, a description of the goods to be purchased, including the purchase price therefor, the selling price of the products to the Debtor’s customer, and the identity and payment history of the customer to which the goods are to be sold.  Interest shall accrue on each advance to the Debtor, until paid in full, as follows: at the rate of 2.0% percent per month, until the principal advanced is paid in full.

The Debtor shall immediately authorize and direct each of its customers that have been or will be sold products, the purchase of which was or is funded by advances hereunder, to make all payments on account to the Secured Party at its address set forth above.  Promptly upon receipt of payment from the customer for the goods whose purchase was funded by advances hereunder, the Secured Party shall apply such payment as follows: (i) an amount equal to the product of (i) the amount of the payment received and (ii) a fraction, the numerator of which is the purchase price for the subject inventory and the denominator of which is the selling price of the inventory to the Debtor’s customer, plus applicable interest as determined under the Note, shall be applied to payment of interest and principal due under the Note, and (ii) the remaining balance shall be remitted by the Secured Party to the Debtor. For the avoidance of doubt, if (i) Secured Party advances $100,000 to the Debtor for the purchase of inventory, (ii) Debtor sells those products for $140,000, and (iii) Secured Party receives an initial payment of $75,000 from the customer within 30 days, Secured Party would (a) apply $53,571 to principal  (representing $100,000/$140,000 X $75,000 = $53,571) (leaving a balance of $46,429 in principal), (b) apply $2,000 to interest ($100,000 X.02 = $2,000 ), and (c) remit $19,429 to the Debtor.

Debtor shall use commercially reasonable efforts to cause its customers to make timely payments to Secured Party of all amounts due Debtor on account.  Secured Party shall have the right but not the obligation to commence legal action on behalf of Debtor against any customer who fails to make timely payment to Secured Party of amounts due to Debtor.  Debtor shall promptly forward to Secured Party any payment that a customer should have sent to Secured Party but mistakenly sent to Debtor.

Notwithstanding anything to the contrary herein, the principal amount of an advance hereunder shall be due and payable one hundred twenty (120) days after the date of the advance, whether or not the customer has paid for the goods whose purchase was funded by such advance.

3.

Security Interest.  As security for the Secured Obligations (as hereinafter defined) described in Section 4 hereof, the Debtor hereby grants to the Secured Party a security interest in and lien on the Debtor’s property, specifically described below, as such terms may be defined pursuant to Revised Article 9 of the Uniform Commercial Code (“UCC”), as revised pursuant to the 2000 Official Text of the UCC, as enacted in the State of New Hampshire (hereinafter referred to as the “Collateral”):

(a)

All inventory and supplies wherever located (including in transit), including, but not limited to, goods, merchandise and other personal property, held for sale or lease or furnished or to be furnished under a contract of service or materials used or consumed in the Debtor’s business, or consigned to others or held by others for return to the Debtor, whether now owned or subsequently acquired or manufactured and wherever located;

(b)

All accounts, accounts receivable, demand deposits, deposit accounts, “cash collateral” (as defined in 11 U.S.C. Section 363(a)), letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), securities and all other investment property and supporting obligations, contracts, contract rights, notes, bills, drafts, chattel paper (whether tangible or electronic), acceptances, choses in action, instruments, tax refunds, insurance claims and proceeds, health-care-insurance receivables and all other debts, obligations, and liabilities in whatever form, owing to the Debtor from any person or entity, rights of the Debtor, earned or to be earned, under contracts to sell goods or render services, all of which now belong, have belonged, or will belong to the Debtor for goods or services sold by it or for services rendered by it, together with all guaranties and securities therefor, all right, title and interest of the Debtor in the merchandise giving rise thereto, including the right of stoppage in transit, and all goods subsequently acquired by the Debtor by way of substitution, replacement, return, repossession or otherwise;

4.

Secured Obligations.  The security interest granted herein shall secure the following (collectively the “Secured Obligations”):

(a)

The Debtor’s payment and performance under the Note together with interest and all other amounts due thereon;

(b)

The payment of all other sums with interest and charges thereon advanced in accordance herewith to protect the validity, security and priority of this Security Agreement; and

(c)

All other amounts owing by the Debtor to the Secured Party, including without limitation under the Convertible Note issued by the Debtor, dated September 3, 2014, and assigned to the Secured Party as of the date hereof (“Convertible Note”).

5.

Warranties and Representations of the Debtor.  The Debtor warrants and represents to the Secured Party as follows (which shall survive the execution and delivery of this Agreement and shall be continuing warranties and representations as long as any Secured Obligations remain outstanding):

(a)

No authorization, approval or other action by, and no notice to or filing with, any governmental authority or other person is required either (a) for the grant by the Debtor of the security interests granted hereby or for the execution, delivery or performance of this Security Agreement by the Debtor or (b) for the perfection of or the exercise by the Secured Party of its rights and remedies hereunder, except the filing of financing statements and the notation of liens on certificates of title.

(b)

The Debtor has not performed any acts which might prevent the Secured Party from enforcing any of the terms and conditions of this Security Agreement or which would limit any of them in any such enforcement except for existing liens and encumbrances disclosed to the Secured Party which is hereby incorporated by reference.

(c)

The Collateral is and, if acquired hereafter, will be, lawfully owned by the Debtor, free and clear of all liens, encumbrances and security interests, except as may be disclosed to the Secured Party, and the Debtor will warrant and defend title to the same against the claims and demands of all persons.

(d)

The Debtor represents and warrants to the Secured Party as follows: (i) the Debtor is a duly formed organization of the type and organized in the jurisdiction set forth in this Agreement (ii) the Agreement accurately sets forth the Debtor’s place of business or, if more than one, its chief executive office as well as the Debtor’s mailing address, if different; (iii) the Debtor conducts business only under and through the business and trade names set forth in the Agreement; and (iv) all other information set forth in the Agreement pertaining to the Debtor is accurate and complete.

6.

Affirmative Covenants of the Debtor.

(a) The Debtor shall promptly notify and provide the Secured Party with a complete description of the opening of any new places of business, the closing of any existing places of business, the conduct of business under any names or through any entities other than those set forth herein and the relocation of any of the Collateral to any new place of business which would affect the financing statements filed by the Secured Party.  The Debtor will furnish to the Secured Party, from time to time, such statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral and the financing contemplated hereby as Secured Party may reasonably request, all in reasonable detail.

(b)

The Debtor shall continuously take all steps that are necessary or prudent to protect the security interests of the Secured Party in the Collateral.

(c)

The Debtor shall defend the Collateral against the claims and demands of all persons.

(d)

The Debtor shall deliver and pledge to the Secured Party, endorsed or accompanied by instruments of assignment or transfer satisfactory to the Secured Party, any instruments, documents and chattel paper which the Secured Party may specify.

(e)

The Debtor shall keep and maintain the Collateral in good condition and repair and permit the Secured Party and its agents to inspect the Collateral at any reasonable time during normal business hours.  The Debtor shall be permitted to make normal replacement of its fixed assets.

(f)

The Debtor shall comply, in all material respects, with all governmental regulations applicable to the Collateral or any part thereof or to the operation of the Debtor’s business; provided, however, that the Debtor may contest any governmental regulation in any reasonable manner which shall not, in the reasonable opinion of the Secured Party, adversely affect the Secured Party’s rights or the priority of its security interest in the Collateral.

(g)

The Debtor shall pay promptly when due all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of its income or profits therefrom, as well as all claims of any kind, except that no such charge need be paid if (i) the validity thereof is being contested in good faith by appropriate proceedings, (ii) such proceedings do not involve any danger of the sale, forfeiture or loss of any of the Collateral or any interest therein; and (iii) such charge is adequately reserved against in accordance with generally accepted accounting principles.

(h)

The Debtor shall advise the Secured Party promptly, in reasonable detail, (i) of any lien, security interest, encumbrance or claim made or asserted against any of the Collateral, (ii) of any material change, substantial loss or depreciation in the composition of the Collateral, and (iii) of the occurrence of any other material adverse effect on the aggregate value, enforceability or collectability of the Collateral or on the security interests created hereunder.

(i)

The Debtor shall give, execute and deliver and the Secured Party shall file or record in the proper governmental offices, any instrument, paper or document including, but not limited to, one or more financing statements under the UCC, satisfactory to the Secured Party, or take any action which the Secured Party may deem necessary or desirable in order to create, preserve, perfect, extend, continue, modify, terminate or otherwise effect the security interests granted pursuant to this Agreement, or to enable the Secured Party to exercise or enforce any of its rights hereunder including, without limitation, upon the occurrence of an Event of a Default, the establishment of one or more lockbox accounts with the Secured Party or others who are, and in a manner which is, satisfactory to the Secured Party.

(j)

The Debtor shall have the possession of the Collateral, except where expressly otherwise provided in this Agreement or where possession of the Collateral is required for perfection.  Where the Collateral is in the possession of a third party, the Debtor will join with the Secured Party in notifying the third party of the Secured Party’s security interest and obtaining an acknowledgment in an authenticated record from the third party that it is holding the Collateral for the benefit of the Secured Party.

(k)

In the event of a breach of any provision of this Agreement, the Debtor shall pay, or reimburse the Secured Party, in the amount of all expenses (including reasonable attorneys’ fees) incurred in any way in connection with the exercise, defense or assertion of any of its rights or interests hereunder, the enforcement of any provisions hereof or the management, preservation, use, operation, maintenance, collection, possession, disposition or enforcement of any of the Collateral (all such expenses shall be treated as Secured Obligations hereunder).

(l)

Upon any failure of the Debtor to comply with its obligations above, the Secured Party may, at its option, and without affecting any of its other rights or remedies herein or as a secured party under the UCC, cause repairs or modifications to be made to the Collateral, the cost of either or both of which shall be a lien against the Collateral added to the amount of the indebtedness secured hereby and payable on demand with interest at a per annum rate computed on the same basis as the Secured Obligations.

(m)

The Debtor covenants with the Secured Party as follows: (i) without providing at least thirty (30) days prior written notice to the Secured Party, the Debtor will not change its name, its place of business or, if more than one, its chief executive office, its mailing address or its organizational identification number, if it has one, (ii) if the Debtor does not have an organizational identification number and later obtains one, then the Debtor shall forthwith notify the Secured Party of such organizational identification number, and (iii) the Debtor will not change its type of organization or jurisdiction of organization or the state where it is located without providing at least thirty (30) days prior written notice to the Secured Party.

7.

Negative Covenants of the Debtor.  Without the prior written consent of the Secured Party, the Debtor shall not:

(a)

Allow or permit any other security interest or lien to attach to any of the Collateral, except those liens existing and perfected prior to the execution of this Agreement and except in such instances where the Debtor has used its best efforts to prevent such security interest or lien and the filing of such security interest or lien is not within the Debtor’s control.

(b)

File, or authorize or permit to be filed, in any jurisdiction, any financing statement relating to any of the Collateral, unless the Secured Party is named as sole secured party, except those interests already filed and in which case the Secured Party’s consent shall not be unreasonably withheld, conditioned or delayed.

(c)

Permit any of the Collateral to be levied upon under any legal process, except in such instances where the Debtor has used its best efforts to prevent the same and such levy is not within the Debtor’s control.

(d)

Permit anything to be done that may materially impair the value of any of the Collateral or the security interest herein intended to be afforded by this Agreement.

(e)

Make any sale or lease of any of the Collateral, license any of the Collateral, or grant any other security interest in any of the Collateral, except as expressly permitted in the hereby.

8.

Fixtures.  The Debtor will, if requested by the Secured Party, exercise its best efforts to obtain waivers of lien, in form and substance satisfactory to the Secured Party, from each mortgagee or lessor of real property (other than the Secured Party) on which any of the Collateral is now or in the future located.

9.

Events of Default.  The Debtor shall be in default under this Security Agreement upon the occurrence of an event of default under the Note or under this Agreement (herein collectively referred to as “Events of Default”).  Such Events of Default shall include, without limitation, the following:

(a)

Default in the due and punctual payment of any amount due under the Note; and such default shall continue beyond the expiration of the applicable period of grace stated therein, if any;

(b)

Default in payment or performance under any of the Secured Obligations, including, without limitation, the Note and the Convertible Note , and such default shall continue beyond the expiration of the applicable period of grace stated therein, if any; or

(c)

Default in the due performance or observance of any covenant or provision of this Agreement and such default shall continue beyond the expiration of the applicable period of grace stated herein, if any.

10.

Rights of Secured Party on Default.  Upon the occurrence of any Event of Default, the Secured Party may declare all of the Secured Obligations to be immediately due and payable and shall then have the remedies of a secured party under the UCC or under any other applicable law including, without limitation, the right to take possession of the Collateral, and in addition thereto, the right to enter upon any premises on which the Collateral or any part thereof may be situated and remove the same therefrom.  The Debtor shall make the Collateral available to the Secured Party at Debtor’s customary place of business operations.  Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Secured Party will give the Debtor at least ten (10) days prior written notice by registered or certified mail at the address of the Debtor set forth above (or at such other address as the Debtor shall specify in writing to the Secured Party) of the time and place of any public sale thereof or of the place and time after which any private sale or any other intended disposition thereof is to be made.  Any such notice shall be deemed to meet any requirement hereunder or under any applicable law (including the UCC) that reasonable notification be given of the time and place of such sale or other disposition.  After deducting all costs and expenses of collection, storage, custody, sale or other disposition and delivery (including reasonable legal costs and attorneys’ fees) and all other charges against the Collateral, the residue of the proceeds of any such sale or disposition shall be applied to the payment of the Secured Obligations in such order of priority as the Secured Party shall determine or held in escrow to apply to any contingent obligations of the Debtor to the Secured Party and any surplus shall be returned to the Debtor.  In the event that the proceeds of any sale, lease or other disposition of the Collateral hereunder are insufficient to pay all of the Secured Obligations in full, the Debtor will be liable for the deficiency, together with interest thereon, at the maximum interest rate provided in the Note and the cost and expenses of collection of such deficiency, including (to the extent permitted by law), without limitation, reasonable attorneys’ fees, expenses and disbursements.

11.

Rights of the Secured Party to Use and Operate Collateral, etc.  Upon the occurrence of any Event of Default which is not cured within any applicable cure period, but subject to the provisions of the UCC or other applicable law, the Secured Party shall have the right and power to take possession of all or any part of the Collateral and to exclude the Debtor and all persons claiming under the Debtor wholly or partly therefrom, and thereafter to hold, store, and/or use, operate, manage and control the same.  Upon any such taking of possession, the Secured Party may, from time to time, at the expense of the Debtor, make all such repairs, replacements, alterations, additions and improvements to and of the Collateral as the Secured Party may deem proper.  In any such case, subject as aforesaid, the Secured Party shall have the right to manage and control the Collateral and to carry on the business and to exercise all rights and powers of the Debtor in respect thereto as the Secured Party shall deem best, including the right to enter into any and all such agreements with respect to the leasing and/or operation of the Collateral or any part thereof as the Secured Party may see fit; and the Secured Party shall be entitled, subject to the rights of prior lienholders, to collect and receive all rents, issues, profits, fees, revenues and other income of the same and every part thereof.  Such rents, issues, profits, fees, revenues and other income shall be applied to pay the expenses of holding and operating the Collateral and of conducting the business thereof, and of all maintenance, repairs, replacements, alterations, additions and improvements, and to make all payments which the Secured Party may be required or may elect to make, if any, for taxes, assessments, insurance and other charges upon the Collateral or any part thereof, and all other payments which the Secured Party may be required or authorized to make under any provision of this Agreement (including, but not limited to, legal costs and attorneys’ fees).  The remainder of such rents, issues, profits, fees, revenues and other income shall be applied to the payment of the Secured Obligations in such order of priority as the Secured Party shall determine and any surplus shall be returned to the Debtor.  Without limiting the generality of the foregoing, the Secured Party shall have the right to apply for and have a receiver appointed by a court of competent jurisdiction in any action taken by the Secured Party to enforce its rights and remedies hereunder in order to manage, protect and preserve the Collateral and continue the operation of the business of the Debtor and to collect all revenues and profits thereof and apply the same to the payment of all expenses and other charges of such receivership including the compensation of the receiver and to the payment of the Secured Obligations as aforesaid until a sale or other disposition of such Collateral shall be finally made and consummated.

12.

Collection of Accounts Receivable, etc.  Upon the occurrence of any Event of Default, the Secured Party may notify or may require the Debtor to notify account debtors obligated on any or all of the Debtor’s accounts receivable, whether now existing or hereafter arising, to make payment directly to the Secured Party, and may take possession of all proceeds of any accounts in the Debtor’s possession, and may take any other steps which the Secured Party deems necessary or advisable to collect any or all accounts receivable or other Collateral or proceeds thereof.

13.

Authorization to File Financing Statements.  The Debtor hereby irrevocably authorizes the Secured Party at any time and from time to time to file in the State of New Hampshire any initial financing statements and amendments thereto that (a) accurately describe  the Collateral, and (b) contain any other information required by Part 5 of Article 9 of the UCC of such jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether the Debtor is an organization, the type of organization and any organization identification number issued to the Debtor, and (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates.  The Debtor agrees to furnish any such information to the Secured Party promptly upon request.  The Debtor also ratifies its authorization for the Secured Party to have filed in the State of New Hampshire any like initial financing statements or amendments thereto if filed prior to the date hereof.

14.

Waiver, etc.  The Debtor hereby waives presentment, demand and protest in connection with this Agreement or the enforcement of the Secured Party’s rights hereunder or in connection with any Secured Obligations or any Collateral; consents to and waives notice of the granting of renewals, extensions of time for payment or other indulgences to the Debtor or to any account debtor in respect of any account receivable, or substitution, release or surrender of any Collateral, the addition or release of persons primarily or secondarily liable on any Secured Obligation or on any account receivable or other Collateral, the acceptance of partial payments on any Secured Obligation or on any account receivable or other Collateral and/or the settlement or compromise thereof.  No delay or omission on the part of the Secured Party in exercising any right hereunder shall operate as a waiver of such right or of any other right hereunder.  Any waiver of any such right on any one occasion shall not be construed as a bar to or waiver of any such right on any such future occasion.

THE DEBTOR AND THE SECURED PARTY MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER  DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTION OF THE SECURED PARTY RELATING TO THE ADMINISTRATION OF THE NOTE, AND AGREE THAT NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

15.

Termination; Assignments, etc.   This Agreement and the security interest in the Collateral created hereby shall be terminated when all of the Secured Obligations have been indefeasibly, fully and finally paid and performed and a final written discharge from the Secured Party has been delivered to the Debtor.  In the event of a sale or assignment by the Secured Party of all or any of the Secured Obligations held by it, the Secured Party may assign or transfer its rights and interests under this Agreement in whole or in part to the purchaser or purchasers of such Secured Obligations, whereupon such purchaser or purchasers shall become vested with all of the powers and rights of the Secured Party hereunder, and the Secured Party shall thereafter be forever released and fully discharged from any liability or responsibility hereunder, with respect to the rights and interests so assigned.

16.

Miscellaneous.

(a)

The powers conferred on the Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers.  Except for the safe custody of any Collateral in its possession and the accounting for monies actually received by it hereunder, the Secured Party shall not have any duty as to any Collateral or as to the taking of any necessary steps to preserve any right of it or of the Debtor against other parties pertaining to any Collateral.

(b)

No provision hereof shall be amended or modified except by a writing of subsequent date hereto signed by the Secured Party and the Debtor.

(c)

Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

(d)

This Agreement is assignable without restriction by the Secured Party but shall not be assigned by the Debtor without the Secured Party’s prior written consent.  This Agreement shall be binding upon and shall inure to the benefit of the assigns and successors of the Secured Party and the Debtor.

(e)

No delay, failure to enforce, or single or partial exercise on the part of the Secured Party in connection with any of its rights hereunder shall constitute an estoppel or waiver thereof, or preclude other or further exercises or enforcement thereof and no waiver of any default hereunder shall be a waiver of any subsequent default.

(f)

This Agreement and the rights and obligations of the parties hereunder shall be construed and its provisions interpreted under and in accordance with the laws of the State of New Hampshire.

(g)

Upon receipt of an affidavit of a manager or officer of the Secured Party as to the loss, theft, destruction or mutilation of the Note or any other security document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of such Note or other security document, Debtor will issue, in lieu thereof, a replacement note or other security document in the same principal amount thereof and otherwise of like tenor.

IN WITNESS WHEREOF, acting by and through its duly authorized agents, the parties hereto have executed this Security Agreement on this 19th day of June, 2015.

DEBTOR:

ENVIRONMART INDUSTRIES, INC.

_____________________________

By: S/ George Adyns

Witness

George Adyns, President, duly authorized

SECURED PARTY:

THE RUSHCAP GROUP, INC.

______________________________

By: S/ Mark Shefts

Witness

Mark Shefts, duly authorized